July 5, 2012

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE:	Victory Energy Corporation

File No. None

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Victory Energy Corporation dated June 18, 2012, for the event that occurred on June 18, 2012, and agree with the statements concerning our firm contained therein.

Very truly yours,

WilsonMorgan LLP